UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2011

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 3, 2011, after the close of trading, the Compensation Committee of the Board of Directors of Genie Energy Ltd. (the “Registrant”), pursuant to the Registrant’s 2011 Stock Option and Incentive Plan (the “Plan”) and consistent with $20,000 annual value fixed by the Registrant’s Board of Directors and previously disclosed by the Registrant in its Registration Statement on Form 10, fixed the annual grant to its non-employee directors at 2,920 restricted shares of the Registrant’s Class B common stock (the “Class B Common Stock”) based on the closing price for the Registrant’s Class B Common Stock on the New York Stock Exchange on November 3, 2011.  In accordance therewith, the Compensation Committee also approved the grant of 730 shares of Class B Common Stock to each of the Registrant’s current outside directors, Allan Sass, Alan Rosenthal and W. Wesley Perry, for 2011 as it is pro-rated based on the quarter they each joined the Registrant’s board of directors. The restricted shares vested immediately upon grant.

(e) On November 3, 2011, after the close of trading, the Compensation Committee of the Registrant’s Board of Directors approved the following grants to its named executive officers pursuant to the Plan:  (i) Howard Jonas, the Registrant’s Chairman, received a grant of 55,00 restricted shares of Class B Common Stock, (ii) Claude Pupkin, the Registrant’s Chief Executive Officer, received a grant of 37,463 restricted shares of Class B Common Stock and options to purchase 37,463 shares of Class B Common Stock, (iii) Avi Goldin, the Registrant’s Chief Financial Officer and Treasurer, received a grant of 12,042 restricted shares of Class B Common Stock and options to purchase 12,042 shares of Class B Common Stock, and (iv) Geoffrey Rochwarger, the Registrant’s Vice Chairman, received a grant of 37,463 restricted shares of Class B Common Stock and options to purchase 37,463 shares of Class B Common Stock. The exercise price of all the options granted to the named executive officers is $6.85 based on the closing price on November 3, 2011and all the grants of options and restricted shares will vest as follows: one-third on each of November 3, 2012, 2013 and 2014. In addition, on November 3, 2011, the Compensation Committee approved additional grants of 93,750 restricted shares of Class B Common Stock and grants of options to purchase 320,933 shares of Class B Common Stock to other individuals under the Plan.

In connection with the spin-off of the Registrant from IDT Corporation, all holders of options to purchase IDT Corporation Class B Common Stock were entitled to receive certain options to purchase Class B Common Stock on the Registrant, as disclosed by the Registrant in its Registration Statement on Form 10.  Accordingly, on November 3, 2011, after the close of trading, the Compensation Committee of the Registrant’s Board of Directors approved the following grants to its named executive officers pursuant to the Plan, based on the number of outstanding options that each named executive officer held in IDT Corporation:  (i) Claude Pupkin, the Registrant’s Chief Executive Officer, received a grant of 2,963 options to purchase shares of Class B Common Stock and (ii) Geoffrey Rochwarger, the Registrant’s Vice Chairman, received a grant of 3,885 options to purchase shares of Class B Common Stock.  These options follow the vesting schedule of the related options in IDT Corporation; therefore they are fully vested.  The exercise price of these options is $6.85 based on the closing price on November 3, 2011.  The Compensation Committee approved additional grants of options to purchase 43,067 shares of Class B Common Stock to other option holders of IDT Corporation.

Further, Mr. Jonas agreed to accept all bonus compensation awarded to him by the Registrant during the current stage of the Registrant’s development in the form of the Registrant’s Class B Common Stock, with reference to the value of the stock at the time of this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/Claude Pupkin
Claude Pupkin
Chief Executive Officer

Dated: November 9, 2011